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                         FORM OF UNDERWRITING AGREEMENT

                             UNDERWRITING AGREEMENT

                        4,164,891 Shares of Common Stock

                                       of

                                CallNOW.com, Inc

                                                                ______ __, 1999

Kaufman Bros., L.P.
John G. Kinnard & Co.
   As Representatives of the
   several Underwriters named
   in Schedule I attached hereto
800 Third Avenue - 25th Floor
New York, New York 10022


Ladies and Gentlemen:

                  The undersigned, CallNOW.com, Inc., a Delaware corporation (the "Company") and the undersigned stockholders of the Company (the "Selling Stockholders"), hereby confirm their agreement with the several underwriters named in Schedule I hereto (collectively, the "Underwriters") for whom you have been authorized to act as representatives (in such capacity, the "Representatives"), as set forth below.

            1. Introduction. The Company proposes to issue and sell to the Underwriters 4,000,000 shares (the "Company Stock") and the Selling Stockholders propose to sell an additional 164,891 shares (the "Selling Stockholders Stock", and together with the Company Stock, the "Stock") of the common stock, par value $.001 per share, of the Company (the "Common Stock"). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant the Underwriters the option to purchase from it, on a pro rata basis, within 45 days from the date of the public offering of the Common Stock, up to an additional 15% of the Stock from the Company (the "Additional Stock"). The Common Stock is more fully described in the Prospectus (as hereinafter defined).

            2. Representations and Warranties of the Company and the Selling Stockholders.

               (a) The Company represents and warrants to, and agrees with, each of the several Underwriters that:

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                    (i) The Company has filed with the Securities and Exchange
Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), a registration statement, and may have filed one or more amendments thereto, on Form S-1 (File No. 333-_____)(the "Original Registration Statement"), including in such registration statement and each such amendment a related Preliminary Prospectus (as hereinafter defined), for the registration of
(A) the Stock, (B) the Additional Stock, (C) the Common Stock purchase warrant referred to in Section 5(q) hereof (the "Representatives' Warrant"), and (D) the shares of Common Stock underlying the Representatives' Warrant (the "Warrant Stock") (the Stock, the Additional Stock, the Representatives' Warrant and the Warrant Stock are collectively referred to as the "Securities"). After the execution of this Agreement: (i) if the Original Registration Statement, as it may have been amended, has been declared by the Commission to be effective under the Act, then the Company will file with the Commission (X) if the Company relies on Rule 434 of the Act, a Term Sheet (as hereinafter defined) relating to the Securities, that shall identify the Preliminary Prospectus that it supplements containing such information as is required or permitted by Rules 434, 430A and 424(b) under the Act, or (Y) if the Company does not rely Rule 434 under the Act, a prospectus in the form most recently included in an amendment to the Original Registration Statement (or, if no such amendment shall have been filed, in the Original Registration Statement), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act, and, in the case of either clause (i)(X) or (i)(Y) of this sentence, as shall have been provided to and approved by the Representatives prior to the execution of this Agreement, or (ii) if the Original Registration Statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, then the Company will file with the Commission an amendment to the Original Registration Statement, including a form of prospectus, a copy of which amendment shall have been furnished to and approved by the Representatives prior to the execution of this Agreement, which approval shall not be unreasonably withheld. The Company, with the prior consent of the Representatives, may have also filed a related registration statement with the Commission pursuant to Rule 462(b) under the Act for the purpose of registering a portion of the Securities (a "Rule 462(b) Registration Statement"), which shall become effective upon filing. As used in this Agreement, the term "Registration Statement" means collectively, (aa) the Original Registration Statement, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus, and if any post-effective amendment thereto becomes effective prior to the Closing Date (as defined in Section 3 hereof), such registration statement as so amended, and (bb) any related Rule 462(b) Registration Statement which may have been filed with the Commission pursuant to the Rule 462(b) under the Act (including the Original Registration Statement and any Preliminary Prospectus or Prospectus incorporated therein at the time such Rule 462(b) Registration Statement becomes effective); the term "Preliminary Prospectus" means each prospectus subject to completion filed with the Commission with such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time it was or is declared effective); the term "Prospectus" means:

                    (A) if the Company relies on Rule 434 under the Act, the Term Sheet relating to the Securities that is first filed with the Commission pursuant to Rule 424(b)(7) under

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the Act, together with the Preliminary Prospectus identified therein that such
Term Sheet supplements;

                    (B) if the Company does not rely on Rule 434 under the Act, the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act; or

                    (C) if the Company does not rely on Rule 434 under the Act and if no prospectus is required to be filed pursuant to Rule 424(b) under the Act, the prospectus included in the Registration Statement;

and the term "Term Sheet" means any term sheet that satisfies the requirements of Rule 434 under the Act. Any reference herein to the "date" of a Prospectus that includes a Term Sheet shall mean the date of such Term Sheet.

                    (ii) When any Preliminary Prospectus was filed with the Commission it (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder, and (B) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective, as the case may be, it (X) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder, and (Y) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Prospectus or any Term Sheet that is a part thereof or any amendment or supplement to the Prospectus is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or any part thereof or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and on the Closing Date and any Additional Closing Date (both as hereinafter defined in Section 3), the Prospectus, as amended or supplemented at any such time, (aa) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder, and (bb) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (ii) do not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company as stated in Section 8(b) with respect to any Underwriter through the Representatives specifically for use therein.

                    (iii) If the Company has elected to rely on Rule 462(b), then (A) the Company has filed a Rule 462(b) Registration Statement in compliance with and that is effective


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upon filing with the Commission pursuant to Rule 462(b) and has received confirmation of its receipt, and (B) the Company has given irrevocable instructions for transmission of the applicable filing fee in connection with the filing of the Rule 462(b) Registration Statement in compliance with Rule 111 promulgated under the Act or the Commission has received payment of such filing fee.

                    (iv) Neither the Commission nor the "blue sky" or securities authority of any jurisdiction has issued an order (a "Stop Order") suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, the Prospectus, the Registration Statement, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of any of the Securities, nor has any of such authorities instituted or threatened to institute any proceedings with respect to a Stop Order.

                    (v) Any contract, agreement, instrument, lease, or license required to be described in the Registration Statement and the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus) has been properly described therein. Any contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to or has been incorporated as an exhibit by reference into the Registration Statement.

                    (vi) The only subsidiary (as defined in the general rules and regulations promulgated under the Act (the "Regulations")) of the Company is AXICOM Communications Group, Inc., a Delaware corporation ("Axicom"). Each of the Company and Axicom are corporations duly organized, validly existing, and in good standing under the laws of their jurisdictions of incorporation, with full power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use their properties and assets and to carry on the business in the manner described in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). Each of the Company and Axicom are duly qualified to do business and is in good standing in every jurisdiction in which their ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary. Except as otherwise disclosed in the Registration Statement, neither the Company nor Axicom owns, and at the Closing Date and any Additional Closing Date neither will own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity.

                    (vii) The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, of which 5,139,151 shares are outstanding. Each outstanding share of Common Stock and each outstanding share of capital stock of Axicom is validly authorized, issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, has not been issued and is not owned or held in violation of any preemptive rights of stockholders and in the case of Axicom is owned of record and beneficially by the Company free and clear of all


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liens, security interests, pledges, charges, encumbrances, stockholders'
agreements and voting trusts. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of either the Company or Axicom or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company or Axicom, except as may be set forth in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). Except as set forth in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there is outstanding no security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Company or Axicom.

                    (viii) The consolidated financial statements of the Company included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present the financial position, the results of operations, and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in accordance with generally accepted accounting principles (except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the applicable rules of the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) consistently applied throughout the periods involved, are correct and complete, and are in accordance with the books and records of the Company. The accountants whose reports on the audited financial statements are filed with the Commission as a part of the Registration Statement are, and during the periods covered by their report(s) included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) were, independent certified public accountants within the meaning of the Act and the Regulations. No other financial statements are required by Form S-1 or otherwise to be included in the Registration Statement or the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company from the latest information set forth in the Registration Statement or the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), except as may be properly described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                    (ix) There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, or threatened, or in prospect (or any basis therefor) with respect to the Company or Axicom or any of their respective operations, business, properties, or assets except as may be properly described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or such as individually or in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company and Axicom taken as a whole. Neither the Company nor Axicom is in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree except as may be properly described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations,

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business, properties, or assets of the Company and Axicom taken as a whole; nor is either the Company or Axicom required to take any action in order to avoid any such violation or default.

                    (x) Each of the Company and Axicom has good and marketable title in fee simple absolute to all real properties and good title to all other properties and assets which the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) indicates are owned by it, free and clear of all liens, security interests, pledges, charges, encumbrances, and mortgages (except as may be properly described in the Prospectus, or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or such as do not materially affect the value of such property and do not interfere with the use made of such property by the Company or Axicom. No real property owned, leased, licensed, or used by the Company or Axicom lies in an area which is subject to zoning, use, or building code restrictions which would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing, or use of such real property in the business of the Company and Axicom as presently conducted or as the Prospectus indicates it contemplates conducting (except as may be properly described in the Prospectus, or if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                    (xi) Neither the Company, Axicom nor any other party, is now, or is expected by the Company to be, in violation or breach of, or in default with respect to, complying with any material provision of any contract, agreement, instrument, lease, license, arrangement, or understanding which is material to the Company, and each such contract, agreement, instrument, lease, license, arrangement, and understanding is in full force and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with its terms (subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally). Each of the Company and Axicom enjoys peaceful and undisturbed possession under all leases and licenses under which it operates. Except as may be properly described in the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus), neither the Company nor Axicom are a party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or may in the future have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of either the Company or Axicom. Neither the Company nor Axicom is not in violation or breach of, or in default with respect to, any term of their respective certificates of incorporation (or other charter documents) or by-laws.

                    (xii) All patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, franchises, and other intangible properties and assets (all of the foregoing being herein called "Intangibles") that the Company or Axicom owns or has pending, or under which it is licensed, are in good standing and uncontested. There is no right under any Intangible necessary to the business of the Company or Axicom as presently conducted or as the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) indicates it contemplates conducting (except as may be so designated in the Prospectus, or, if the Prospectus if not in existence, the most recent Preliminary Prospectus). Neither the Company nor Axicom has infringed, or is infringing, or has received notice of infringement with

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respect to, asserted Intangibles of others. There is no infringement by others of Intangibles of the Company or Axicom. There is no Intangible of others which has had or may in the future have a materially adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company or Axicom.

                    (xiii) Neither the Company, Axicom nor any director, officer, agent, employee, or other person associated with or acting on behalf of the Company or Axicom has, directly or indirectly (A) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity, (B) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from Company funds, (C) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (D) made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

                    (xiv) The Company has all requisite power and authority to execute deliver, and perform both this Agreement and the certificate evidencing the Representatives' Warrant (the "Representatives' Warrant Agreement" and together with this Agreement, the "Company Documents"). All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of each of the Company Documents by the Company. This Agreement has been duly authorized, executed, and delivered by the Company, is the legal, valid, and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms (subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally). The Representatives' Warrant Agreement has been duly authorized by the Company and when executed and delivered by the Company, will be the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally). No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery, or performance by the Company of any of the Company Documents (except filings under the Act which have been or will be made before the Closing Date and such consents consisting only of consents under "blue sky" or securities laws which have been obtained at or prior to the date of this Agreement). No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company is a party, or to which any of its properties or assets are subject, is required for the execution, delivery, or performance of the Company Documents; and the execution, delivery, and performance of any of the Company Documents will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of the Company or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or to which any of their respective operations, businesses, properties, or assets are subject.


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                    (xv) The Company Stock and the Additional Stock are validly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights of stockholders. The Underwriters will receive good title to the Company Stock and Additional Stock purchased by them, respectively, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts.

                    (xvi) The Warrant Stock is validly authorized and reserved for issuance and, when issued and delivered upon exercise of the Representatives' Warrant in accordance with the Representatives' Warrant Agreement, will be validly issued, fully paid and non-assessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights of stockholders; and the holders of the Representatives' Warrant will receive good title to the securities purchased by them, respectively, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts.

                    (xvii) The Common Stock, the Securities, and the Representatives' Warrant Agreement conform in all material respects with all statements relating thereto contained in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                    (xviii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and except as may otherwise be properly described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), neither the Company nor Axicom has (A) issued any securities or incurred any liability or obligation, primary or contingent, for borrowed money, (B) entered into any transaction not in the ordinary course of business, or (C) declared or paid any dividend on its capital stock.

                    (xix) Neither the Company, Axicom nor any of their respective officers, directors, or affiliates (as defined in the Regulations), has taken or will take, directly or indirectly, prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Stock or the Additional Stock.

                    (xx) The Company has obtained from each of its directors, officers, affiliates (as defined in the Regulations) and each other person who beneficially owns any share of Common Stock or other securities of the Company, other than the Selling Stockholders, such director's, officer's, affiliates's or other person's enforceable written agreement, in form and substance satisfactory to counsel for the Underwriters, that for a period of six months from the effective date of the Registration Statement such individual will not, without the prior written consent of the Representatives, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any security or other

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instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of Common Stock or other securities of the Company, including, without limitation, any shares of Common Stock issuable under any outstanding stock options or warrants.

                    (xxi) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement.

                    (xxii) Except as may be set forth in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), the Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

                    (xxiii) The Company has complied with all provisions of
Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida), and will continue to do so at all times subsequent to the date the Registration Statement is declared effective with the Commission or with the Florida Department of Banking and Finance.

                    (xxiv) The Company is not, and does not intend to conduct its business in a manner in which it would become, an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended (the "Investment Company Act").

                    (xxv) No officer, director, or, to the knowledge of the Company, any beneficial owner of the Company's securities has any direct or indirect affiliation or association with the National Association of Securities Dealers, Inc. (the "NASD") or any member thereof.

                (b) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the several Underwriters that:

                    (i) Such Selling Stockholder has: (A) caused a certificate or certificates for the number of shares of Stock to be sold by such Selling Stockholder hereunder to be delivered to (the "Escrow Agent"), duly endorsed in blank or together with blank stock powers duly executed, with such Selling Stockholder's signature appropriately guaranteed, such certificate or certificates to be held in escrow by the Escrow Agent pursuant to an escrow agreement for delivery, pursuant to the provisions hereof, on the Closing Date, and (B) granted an irrevocable power of attorney to the Escrow Agent to purchase all requisite stock transfer tax stamps, to sign this Agreement (including agreeing on the price at which the Stock is to be sold to the Underwriters) and thereafter to modify and amend this Agreement, to settle any dispute relating to the terms of this Agreement, to waive any condition to the obligations of such Selling Stockholder, and to execute all other instruments and documents and to perform all other acts necessary to carry out the provisions of this Agreement on behalf of such Selling Stockholder (such escrow agreement together with such irrevocable powers of attorney being herein called the "Escrow Agreement").

                    (ii) There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefor) with respect to such Selling Stockholder or any of such Selling Stockholder's business,

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properties, or assets. Such Selling Stockholder is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree; nor is such Selling Stockholder required to take any action in order to avoid such violation or default.

                    (iii) Such Selling Stockholder, if a corporation, is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation. Such Selling Stockholder has all requisite power and authority to execute, deliver, and perform this Agreement and the Escrow Agreement. All necessary corporate proceedings of such Selling Stockholder, if a corporation, have been duly taken to authorize the execution, delivery, and performance of this Agreement and the Escrow Agreement by such Selling Stockholder. This Agreement and the Escrow Agreement have been duly authorized by such Selling Stockholder, if a corporation, executed and delivered by such Selling Stockholder, are the legal, valid, and binding obligations of such Selling Stockholder, and are enforceable as to such Selling Stockholder in accordance with their respective terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by such Selling Stockholder for the execution, delivery, or performance of this Agreement (except filings under the Act which have been or will be made before the Closing Date and such consents consisting only of consents under "blue sky" or securities laws which have been obtained at or prior to the date of this Agreement) or the Escrow Agreement by such Selling Stockholder. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which such Selling Stockholder is a party, or to which any of such Selling Stockholder's properties or assets are subject, is required for the execution, delivery, or performance of this Agreement or the Escrow Agreement; and the execution, delivery, and performance of this Agreement and the Escrow Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of, any term of such Selling Stockholder's certificate of incorporation (or other charter document) or by-laws, if such Selling Stockholder is a corporation, or violate, result in a breach of, or conflict with, any law, rule, regulation, order, judgment, or decree binding on such Selling Stockholder or to which any of such Selling Stockholder's operations, business, properties, or assets are subject. Such Selling Stockholder, if a corporation, is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter document) or by-laws.

                    (iv) Such Selling Stockholder has good title to the shares of Stock to be sold by such Selling Stockholder pursuant to this Agreement, free and clear of all liens, security interests, pledges, charges, encumbrances stockholders' agreements, and voting trusts (except those created by this Agreement and the Escrow Agreement), and when delivered in accordance with this Agreement, the Underwriters will receive good title to the shares of Stock purchased by them from such Selling Stockholder, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts.

                    (v) Neither such Selling Stockholder nor any of such Selling Stockholder's affiliates (as defined in the Regulations) has taken or will take, directly or indirectly, prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of, the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Stock or the Additional Stock.

                    (vi) All information furnished or to be furnished to the Company by or on behalf of such Selling Stockholder for use in connection with the preparation of the Registration Statement and the Prospectus does not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                    (vii) Except as may be set forth in the Prospectus, such Selling Stockholder has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

            3. Purchase, Sale, and Delivery of the Stock and the Additional Stock. On the basis of the representations, warranties, covenants, and agreements of the Company and the Selling Shareholders, but subject to the terms and conditions herein set forth:

               (a) the Company agrees to sell to the several Underwriters, and the Underwriters, severally and not jointly, agree to purchase from the Company, the numbers of shares of Stock set opposite the respective names of the Underwriters in Schedule I attached hereto and

               (b) each Selling Stockholder agrees, severally and not jointly, to sell to the several Underwriters, and the Underwriters, severally and not jointly, agree to purchase from the Selling Stockholders, the number of shares of Stock set forth opposite the name of such Selling Stockholder in Schedule II attached hereto.

            The purchase price of the Stock to be paid by the several Underwriters shall be $____. The public offering price per share of the Stock shall be $____.

            Payment for the Stock by the Underwriters shall be made by certified or official bank check or checks drawn upon or by a New York Clearing House bank, or by wire transfer, and payable in next-day funds, one to the order of the Company (with respect to the shares being sold by the Company hereunder) and another to the order of the Escrow Agent, as agent for the Selling Stockholders (with respect to the shares being sold by the Selling Stockholders hereunder) at the offices of Kaufman Bros., L.P., 800 Third Avenue - 25th Floor, New York, New York, or at such other place in the New York City metropolitan area as you shall determine and advise the Company by at least two full days' notice in writing, upon delivery of the Stock to you for the respective accounts of the Underwriters. Such delivery and payment shall be made at 11:00 a.m., New York City time, on __________ __, 1999 (unless such time and date is postponed in accordance with the provisions of Section 9(c) hereof), or at such other time as shall be agreed upon between you and the Company. The time and date of such delivery and payment are herein called the "Closing Date."

            Certificates for the Stock shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days' prior to the Closing Date. The Company shall permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

            In addition, the Company hereby grants to the several Underwriters the option to purchase all or a portion of the Additional Stock as may be necessary to cover over-allotments, at the same purchase price per share to be paid by the several Underwriters to the Company and the Selling Stockholders for the Stock as provided for in this Section 3. The Additional Stock shall be purchased by the several Underwriters from the Company as provided herein, pro rata in accordance with the ratio which the number of shares of Stock set forth opposite such Underwriter's name on Schedule I bears to the total number of shares of Stock, subject to adjustment to avoid fractional shares. This option may be exercised only to cover over-allotments in the sale of shares by the several Underwriters. This option may be exercised by you on the basis of the representations, warranties, covenants, and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, at any time and from time to time on or before the forty-fifth day following the effective date of the Registration Statement, by written notice by you to the Company. Such notice shall set forth the aggregate number of shares of Additional Stock as to which the option is being exercised and the time and date, as determined by you, when such Additional Stock is to be delivered (such time and date are herein called an "Additional Closing Date"); provided, however, that no Additional Closing Date shall be earlier than the Closing Date nor earlier than the second business day after the date on which the notice of the exercise of the option shall have been given nor later than the third business day after the date on which such notice shall have been given.

            Payment for the shares of Additional Stock by the Underwriters shall be made by certified or official bank check or checks drawn upon or by a New York Clearing House bank, or by wire transfer, and payable in next-day funds to the order of the Company at the offices of Kaufman Bros., L.P., 800 Third Avenue, New York, New York, or at such other place in the New York City Metropolitan Area as you shall determine and advise the Company by at least two full days' notice in writing, upon delivery of the shares of Additional Stock to you for the respective accounts of the Underwriters.

            Certificates for the Additional Stock shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days' prior to the Additional Closing Date with respect thereto. The Company shall permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date with respect thereto.

            4. Offering. The Underwriters are to make a public offering of the Stock as soon, on or after the effective date of the Registration Statement, as you deem it advisable so to do. The Stock is to be offered to the public at the public offering price as provided for in Section 3 hereof (such price being herein called the "public offering price") and upon the terms and subject to the conditions set forth in the Prospectus. After the public offering, you may from time to time increase or decrease the public offering price, in your sole discretion, by reason of changes in general market conditions or otherwise.

            5. Covenants of the Company and the Selling Stockholders.

               (a) The Company covenants that it will:

                   (i) Use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. If required, the Company will file the Prospectus or any Term Sheet that constitutes a part thereof and any amendments or supplements thereto with the Commission in the manner and within the time period required by Rules 434 and 424(b) under the Act. During any time when a prospectus relating to the Stock and the Additional Stock is required to be delivered under the Act, the Company (A) will comply with all requirements imposed upon it by the Act and the Regulations to the extent necessary to permit the continuance of sales of or dealings in the Stock and the Additional Stock, in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, and (B) will not file with the Commission the Prospectus, Term Sheet or the amendment referred to in the second sentence of Section 2(a) hereof, any amendment or supplement to such Prospectus or Term Sheet, or any amendment to the Registration Statement of which the Representatives shall not have given their consent. The Company will prepare and file with the Commission, in accordance with the Regulations, promptly upon request by the Representatives or counsel for the Underwriters, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Stock and Additional Stock by the several Underwriters, and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective by the Commission as promptly as possible.

                   (ii) Notify you immediately, and confirm such notice in writing, (A) when the Registration Statement and any post-effective amendment thereto becomes effective, (B) of the receipt of any comments from the Commission or the "blue sky" or securities authority of any jurisdiction regarding the Registration Statement, any post-effective amendment thereto, the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, and (C) of the receipt of any notification with respect to a Stop Order or the initiation or threatening of any proceeding with respect to a Stop Order. The Company will use its best efforts to prevent the issuance of any Stop Order and, if any Stop Order is issued, to obtain the lifting thereof as promptly as possible.

                   (iii) If, at any time prior to the later of (A) the final date when a prospectus relating to the Stock or the Additional Stock is required to be delivered under the Act or the Regulations, or (B) the Additional Closing Date, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Regulations, the Company will promptly notify the Representatives thereof and, subject to Section 5(i) hereof, will prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance.

                   (iv) The Company will, without charge, provide (A) to the Representatives and to counsel for the Underwriters a signed copy of the Original Registration Statement filed with the Commission with respect to the Securities and each amendment thereto (in each case including exhibits thereto) or any Rule 462(b) Registration Statement, (B) to each other Underwriter, a conformed copy of the Original Registration Statement, any Rule 462(b) Registration Statement, and each amendment thereto (in each case without exhibits thereto), and (C) so long as a prospectus relating to the Stock and Additional Stock is required to be delivered under the Act and the Regulations, as many copies of each Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, as the Representatives may reasonably request; without limiting the application of clause (C) of this sentence, the Company, no later than (X) 6:00 p.m., New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 12:00 Noon, New York City time, on such date, or (Y) 6:00 p.m., New York City time, on the business day following the date of determination of the public offering price, if such determination occurred after 12:00 Noon, New York City time, on such date, will deliver to the Representatives, without charge, as many copies of the Prospectus, and any amendment or supplement thereto, as the Representatives may reasonably request for purposes of confirming orders that are expected to settle on the Closing Date.

                   (v) Endeavor in good faith, in cooperation with you, at or prior to the time the Registration Statement becomes effective, to qualify the Stock and the Additional Stock for offering and sale under the "blue sky" or securities laws of such jurisdictions as you may designate; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction to which it is not then subject. In each jurisdiction where such qualification shall be effected, the Company will, unless you agree in writing that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

                   (vi) Make generally available (within the meaning of Section 11(a) of the Act and the Regulations) to its security holders as soon as practicable, an earnings statement (which need not be certified by independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Section 11(a) of the Act and the Regulations) covering a period of at least twelve months beginning after the effective date of the Registration Statement.

                   (vii) For a period of six months from the effective date of the Registration Statement, the Company shall not, without the prior written consent of the Representatives, offer, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or other securities of the Company (or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of Common Stock or other securities of the Company) except for the issuance of (A) the Securities; and (B) Securities issued in connection with mergers or acquisitions of corporations or other entities in which the Company is the surviving corporation.

                   (viii) For a period of five years after the effective date of the Registration Statement, furnish to the Representatives, without charge, the following:

                   (A) within 90 days after the end of each fiscal year, three copies of financial statements certified by independent certified public accountants, including a balance sheet, statement of income, and statement of cash flows of the Company and its then existing subsidiaries, with supporting schedules, prepared in accordance with generally accepted accounting principles, as at the end of such fiscal year and for the 12 months then ended, which may be on a consolidated basis;

                   (B) as soon as practicable after they have been sent to stockholders of the Company or filed with the Commission, three copies of each annual and interim financial and other report or communication sent by the Company to its stockholders or filed with the Commission;

                   (C) as soon as practicable, two copies of every press release and every material news item and article in respect of the Company or its affairs which was released by the Company; and

                   (D) such additional documents and information with respect to the Company and its affairs and the affairs of any of its subsidiaries as you may from time to time reasonably request.

                   (ix) For a period of five years after the effective date of the Registration Statement, the Representatives shall have the right to:

                   (A) elect one person designated by the Representatives to the Company's Board of Directors (such person the "Representatives' Designee");

                   (B) elect to remove from the Board of Directors any incumbent Representatives' Designee;

                   (C) designate a new Representatives' Designee for election to the Board of Directors, whether to replace a prior Representatives' Designee or to fill a vacancy created by the resignation of a Representatives' Designee; and/or

                   (D) to have a representative (an "Observer") present at all meetings of the Board of Directors and all committees thereof. The Company will give the Observer reasonable prior notice (it being agreed that the same prior notice given to the members of the Board of Directors shall be deemed reasonable notice) in any manner permitted in the Company's by-laws for notices to directors of the time and place of any proposed meeting of the Board of Directors or any committee thereof, such notice in all cases to include true and complete copies of all documents furnished to any directors in connection with such meeting. Such Observer will be entitled to be present in person as an observer at any such meeting or, if a meeting is held by telephone conference, to participate therein for the purpose of listening thereto. The foregoing right shall be exercisable from time to time by the delivery of written notice to the Company by the Representatives.

                   (x) Apply the net proceeds received by it from the offering in substantially the manner set forth under "Use of Proceeds" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                   (xi) Furnish to you as early as practicable prior to the Closing Date and any Additional Closing Date, as the case may be, but no less than two full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Company and its consolidated subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letters to be furnished pursuant to Section 7(g).

                   (xii) Comply in all material respects with all registration, filing, and reporting requirements of the Exchange Act which may from time to time be applicable to the Company.

                   (xiii) Comply in all material respects with all provisions of all undertakings contained in the Registration Statement.

                   (xiv) Prior to the Closing Date or any Additional Closing Date, as the case may be, issue no press release or other communication, directly or indirectly, and hold no press conference with respect to the Company, the financial condition, results of operations, business, properties, assets, liabilities of the Company, or this offering, without your prior written consent, which consent shall not be unreasonably withheld.

                   (xv) File timely with the Commission an appropriate form to register th Common Stock pursuant to Section 12(b) under the Exchange Act.

                   (xvi) File no amendment or supplement to the Registration Statement or Prospectus at any time, whether before or after the effective date of the Registration Statement, unless such filing shall comply with the Act and the Regulations and unless the Representatives shall previously have been advised of such filing and furnished with a copy thereof, and the Representatives and counsel for the Underwriters shall have approved such filing in writing.

                   (xvii) If the principal stockholders, officers, or directors of the Company are required by the "blue sky" or securities authority of any jurisdiction selected by you pursuant to Section 5(v) hereof to escrow or agree to restrict the sale of any security of the Company owned by them for the Company to qualify or register the Common Stock for sale under the "blue sky" or securities laws of such jurisdiction, cause each such person to escrow or restrict the sale of such security on the terms and conditions and in the form specified by the securities administrator of such jurisdiction.

                   (xviii) Use its best efforts to cause the application for quotation of the Common Stock on the Nasdaq Stock Market's National Market System to be approved as soon as possible.

                   (xix) On or prior to the Closing Date, sell to the Representatives their (or their esignees), individually and not as representatives of the Underwriters, the Representatives'

Warrant to purchase 10% of the shares of Common Stock (not including the Additional Stock) offered to the public (the shares of Common Stock underlying the Representatives' Warrant being herein referred to as the "Warrant Stock"), which Representatives' Warrant shall be evidenced by the Representatives' Warrant Agreement in the form set forth as an exhibit to the Registration Statement.

                   (xx) Until expiration of the Representatives' Warrant, keep reserved sufficient shares of Common Stock for issuance upon exercise thereof.

                   (xxi) Deliver to you, without charge, within a reasonable period after the last Additional Closing Date or the expiration of the period in which the Underwriters may exercise the over-allotment option, four bound volumes of the Registration Statement and all related materials.

                   (xxii) If the Company elects to rely on Rule 462(b), the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 promulgated under the Act by the earlier of (A) 10:00 p.m. eastern time on the date of this Agreement, and (B) the time confirmations are sent or given, as specified by Rule 462(b)(2).

                   (xxiii) For a period of three years following the Effective date, the Representatives shall have the right of first refusal to purchase from the Company, its affiliates and any of its subsidiaries any securities that the Company, its affiliates or any of its subsidiaries may from time to time issue in proportion to their respective commitments hereunder.

               (b) Each Selling Stockholder covenants and agrees that for a period of 180 days after the date of the Prospectus, such Selling Stockholder will not, without your prior written consent, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for share of Common Stock, except as provided in Section 3.

            6. Payment of Expenses. The Company hereby agrees to pay all expenses (other than fees of counsel for the Underwriters, except as provided in Section 6(c)) in connection with

               (a) the preparation, printing, filing, distribution, and mailing of the Registration Statement, any Preliminary Prospectus, the Prospectus and the printing, filing, distribution, and mailing of this Agreement, any Agreement Among Underwriters, any Selected Dealers Agreement, and all other documents related to the offering, purchase, sale and delivery of the Securities, including the cost of all copies thereof and of the Preliminary Prospectuses and of the Prospectus and any amendments or supplements thereto supplied to the Underwriters in quantities as herein above stated,

               (b) the issuance, sale, transfer, and delivery of the Stock and the Additional Stock, including any transfer or other taxes payable thereon,

               (c) the qualification of the Stock and the Additional Stock under state or foreign "blue sky" or securities laws, including the costs of printing and mailing the preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and their disbursements in connection therewith,

               (d) the filing fees payable to the Commission, the NASD, and the jurisdictions in which such qualification is sought,

               (e) the quotation of the Common Stock on the Nasdaq Stock Market's National Market System, respectively,

               (f) the fees and expenses of the Company's transfer agent and registrar,

               (g) the fees and expenses of the Company's legal counsel and accountants, and

               (h) the costs of placing a "tombstone" advertisement in such publications as the Representatives shall determine. In addition, the Company hereby agrees to pay to the Representatives a non-accountable expense allowance equal to 3% of the aggregate gross proceeds received by the Company from the sale of the Stock and the Additional Stock, which amounts shall be paid to you on the Closing Date (with respect to Stock sold by the Company on the Closing
Date) and, if applicable, on the Closing Date and any Additional Closing Date (with respect to Additional Stock sold by the Company on the Closing Date or such Additional Closing Date).

            7. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Stock and the Additional Stock, as provided herein, shall be subject, in their discretion, to the continuing accuracy of the representations and warranties of the Company and the Selling Stockholders contained herein and in each certificate and document contemplated under this Agreement to be delivered to you, as of the date hereof and as of the Closing Date (or the Additional Closing Date, as the case may be), to the performance by the Company of its obligations hereunder, and to the following conditions:

            (a) If the Registration Statement or any amendment thereto filed prior to the Closing Date has not been declared effective as of the time of execution hereof, the Registration Statement or such amendment shall have been declared effective not later than 11:00 a.m., New York City time, on the date on which the amendment to the registration statement originally filed with respect to the Securities or the Registration Statement, as the case may be, containing information regarding the public offering price of the Stock and the Additional Stock has been filed with the Commission, or such later time and date as shall have been consented to by the Representatives; if required, the Prospectus or any Term Sheet that constitutes part thereof, and any amendment or supplement thereto, shall have been filed with the Commission in the manner and within the time period required by Rules 434, 462(b)(2) and 424(b) under the Act; no Stop Order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

               (b) At the Closing Date and any Additional Closing Date, as the case may be, the Representatives shall have received the favorable opinion of Stairs, Dillenbeck, Finley & Merle, counsel for the Company, dated the date of delivery, addressed to the Underwriters, and in form and scope reasonably satisfactory to counsel for the Underwriters, with reproduced copies or signed counterparts thereof for each of the Underwriters, to the effect that:

                   (i) The Company is a corporation, duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority, and all necessary consents, authorizations, approvals, orders, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to conduct its business in the manner described in the Prospectus. The Company is duly qualified to do business and is in good standing in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the operations, business, properties or assets of the Company;

                   (ii) the authorized capital stock of the Company is as set forth in the Prospectus. Each outstanding share of capital stock of the Company has been validly authorized and issued, and is fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, has not been issued and is not owned or held in violation of any preemptive rights of stockholders. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company, or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company, except as set forth in the Prospectus. There is outstanding no security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Company;

                   (iii) other than as set forth or contemplated by the Prospectus, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or threatened (or any basis therefor) with respect to the Company, or its operations, businesses, properties, or assets except as may be described in the Prospectus or as individually or in the aggregate would not reasonably be expected in the future to have a material adverse effect upon the operations, business, properties, or assets of the Company. The Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree, except as may be described in the Prospectus or such as in the aggregate would not reasonably be expected to have a material adverse effect upon the operations, business, properties, or assets of the Company; nor is the Company required to take any action in order to avoid any such violation or default;


                   (iv) Order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

                   (v) the Company is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter document) or by-laws;

                   (vi) the Company has all requisite corporate power and authority to execute, deliver, and perform each of the Company Documents. All necessary corporate proceedings of the Company have been taken to authorize the execution, delivery, and performance by the Company of the Company Documents. Each Company Document has been duly authorized by the Company. Each Company Document has been duly executed and delivered by the Company. Each Company Document is the legal, valid, and binding obligation of the Company, and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to the Company in accordance with its terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery, or performance by the Company of any of the Company Documents (except filings under the Act which have been made prior to the Closing Date and consents consisting only of consents under "blue sky" or securities laws). No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company is a party, or to which any of its properties or assets are subject, is required for the execution, delivery, or performance of any of the Company Documents; and the execution, delivery, and performance of the Company Documents will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of the Company, or violate, result in a breach of, or conflict with any law, rule, regulation, or, any order, judgment, or decree binding on the Company or to which any of its operations, business, properties, or assets are subject;

                   (vii) the Stock, the Additional Stock and the Warrant Stock have been validly authorized. Such opinion delivered at the Closing Date or any Additional Closing Date shall state that each share of Stock or Additional Stock, as the case may be, to be delivered on that date is validly issued, fully paid, and nonassessable, with no personal liability attaching to the ownership thereof, and is not issued in violation of any preemptive rights of stockholders, and the Underwriters have received good title to the Stock and Additional Stock purchased by them, respectively, from the Company, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts other than those which may have been created by the Underwriters;

                   (viii) the Warrant Stock has been duly and validly reserved for issuance. Such opinion delivered at the Closing Date shall state that the Representatives' Warrant has been duly and validly issued and delivered. The Warrant Stock, when issued and delivered in accordance with the Representatives' Warrant Agreement, will be validly authorized and issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and will not have been issued in violation of any preemptive rights of stockholders; and the holders of the Representatives' Warrant will receive good title to the securities purchased by them, respectively, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts other than those which may have been created by such holders;

                   (ix) the Common Stock, the Securities, and the Representatives' Warrant Agreement conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

                   (x) any contract, agreement, instrument, lease, or license required to be described in the Registration Statement or the Prospectus has been properly described therein. Any contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to or has been incorporated as an exhibit by reference into the Registration Statement;

                   (xi) insofar as statements in the Prospectus purport to summarize the status of litigation or the provisions of laws, rules, regulations, orders, judgments, decrees, contracts, agreements, instruments, leases, or licenses, such statements have been prepared or reviewed by such counsel and accurately reflect the status of such litigation and provisions purported to be summarized and are correct in all material respects;

                   (xii) the conditions for use of Form S-1 have been satisfied with respect to the Registration Statement;

                   (xiii) the Stock has been approved for quotation on the Nasdaq National Market System, subject to official notice of issuance;

                   (xiv) no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement;

                   (xv) the Registration Statement has become effective under the Act; any required filing of the Prospectus, or any Term Sheet that constitutes a part thereof, pursuant to Rules 434 and 424(b) has been made in the manner and within the time period required by Rules 434 and 424(b). No Stop Order has been issued and no proceedings for that purpose have been instituted or threatened;

                   (xvi) the Registration Statement and the Prospectus, and any amendment or supplement thereto (other than statistical data, financial statements and other financial data and schedules which are or should be contained in any thereof, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the Act and the Regulations;

                   (xvii) such counsel has no reason to believe that the Registration Statement or the Prospectus, or any amendment or supplement thereto (other than financial statements and other statistical and financial data and schedules which are or should be contained in any thereof, as to which such counsel need express no opinion), contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                   (xviii) since the effective date of the Registration Statement, no event has occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been set forth in such an amendment or supplement.

            In rendering such opinion, counsel for the Company may rely (A) as to matters involving the application of laws other than the laws of the United States, the laws of the State of New York, and the General Corporation Law of the State of Delaware, to the extent counsel for the Company deems proper and to the extent specified in such opinion, upon an opinion or opinions (in form and substance satisfactory to counsel for the Underwriters) of other counsel, acceptable to counsel for the Underwriters, familiar with the applicable laws, in which case the opinion of counsel for the Company shall state that the opinion or opinions of such other counsel are satisfactory in scope, form, and substance to counsel for the Company and that reliance thereon by counsel for the Company and the Underwriters is reasonable; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company; and (C) to the extent they deem proper, upon written statements or certificates of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to counsel for the Underwriters.

               (c) At the Closing Date, the Representatives shall have received the favorable opinion of Seward & Kissel, LLP, counsel for the Selling Stockholders, dated the date of delivery, addressed to the Underwriters, and in form and scope reasonably satisfactory to counsel for the Underwriters, with reproduced copies or signed counterparts thereof for each of the Underwriters, to the effect that:

                   (i) There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefor) with respect to any Seller Stockholder, or any of their respective operations, businesses, properties or assets or such as individually or in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of such Selling Stockholder. No Selling Stockholder is in violation of, or in default with respect to, any law, rule, regulation, order, judgement, or decree, such as in the aggregate would now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of such Selling Stockholder; nor is any Selling Stockholder required to take any action in order to avoid any such violation or default;

                   (ii) no Selling Stockholder is in violation or breach of, or in default with respect to, complying with any material provision of any contract, agreement, instrument, lease, license, arrangement, or understanding which is material to such Selling Stockholder;

                   (iii) the Underwriters will receive good title to the shares of Selling Stockholders Stock purchased by them from the Selling Stockholders, free and clear of all liens, security interests, pledges, charges encumbrances, stockholders' agreement, and voting trusts. The

Selling Stockholder Stock conforms to all statements relating thereto contained in the Registration Statement or the Prospectus; and

                   (iv) each of the Selling Stockholders, if a corporation, is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has full power and authority to execute, deliver and perform this Agreement and the Escrow Agreement. All corporate action of such Selling Stockholder, if a corporation, necessary for the execution, delivery, and performance of this Agreement and the Escrow Agreement by such Selling Stockholder has been duly taken. This Agreement and the Escrow Agreement have been duly authorized by the Selling Stockholders, if a corporation, executed, and delivered by the Selling Stockholders, are the legal, valid, and binding obligations of the Selling Stockholders, and are enforceable as to them in accordance with their respective terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Selling Stockholders for the execution, delivery, or performance of this Agreement (except filing under the Act and such consents consisting only of consents under "blue sky" or securities laws) or the Escrow Agreement by the Selling Stockholders. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of such Selling Stockholder's properties or assets are subject, is required for the execution, delivery, or performance of this Agreement or the Escrow Agreement; and the execution, delivery, and performance of this Agreement and the Escrow Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate, result in a breach of, or contravene any provision of such Selling Stockholder's certificate of incorporation (or other charter document) or by-laws, if such Selling Stockholder is a corporation, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgement, or decree binding on any Selling Stockholder's operations, business, properties, or assets are subject.

             In rendering such opinion, counsel for the Selling Stockholders may rely (A) as to matters involving the application of laws other than the laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, to the extent counsel for the Selling Stockholders deems proper and to the extent specified in such opinion, upon an opinion or opinions (in form and substance satisfactory to counsel for the Underwriters) of other counsel, acceptable to counsel for the Underwriters, familiar with the applicable laws, in which case the opinion of counsel for the Selling Stockholders shall state that the opinion or opinions of such other counsel are satisfactory in scope, form, and substance to counsel for the Selling Stockholders and that reliance thereon by counsel for the Selling Stockholders and the Underwriters is reasonable; (B) as to matters of fact, to the extent they deem proper, on certificates or other written statements of the Selling Stockholders; and (C) to the extent they deem proper, upon written statements or certificates of officers of departments of various jurisdictions having custody of documents respecting the corporation existence or good standing of any Selling Stockholder, if such Selling Stockholder is a corporation, provided that copies of any such statements or certificates shall be delivered to counsel for the Underwriters.

               (d) On or prior to the Closing Date and any Additional Closing Date, as the casemay be, the Underwriters shall have been furnished such information, documents, certificates, and opinions as they may reasonably require for the purpose of enabling them to review the matters referred to in Sections 7(b) and 7(c), and in order to evidence the accuracy, completeness, or satisfaction of any of the representations, warranties, covenants, agreements, or conditions herein contained, or as you may reasonably request.

               (e) At the Closing Date and any Additional Closing Date, as the case may be, you shall have received a certificate of the chief executive officer and of the chief financial officer of the Company, dated the Closing Date or such Additional Closing Date, as the case may be, to the effect (i) that the conditions set forth in Section 7(a) have been satisfied, (ii) that as of the date of this Agreement and as of the Closing Date or such Additional Closing Date, as the case may be, the representations and warranties of the Company contained herein were and are accurate, and (iii) that as of the Closing Date or such Additional Closing Date, as the case may be, the obligations to be performed by the Company hereunder on or prior thereto have been fully performed.

               (f) At the time this Agreement is executed and at the Closing Date and any Additional Closing Date, as the case may be, you shall have received a letter from Horton & Company, L.L.C. certified public accountants, dated the date of delivery and addressed to the Underwriters, in form and substance satisfactory to you, with reproduced copies or signed counterparts thereof for each of the Underwriters.

               (g) All proceedings taken in connection with the issuance, sale, transfer, and delivery of the Stock and the Additional Stock shall be reasonably satisfactory in form and substance to you and to counsel for the Underwriters, and the Underwriters shall have received from such counsel for the Underwriters a favorable opinion, dated as of the Closing Date and the Additional Closing Date, as the case may be, with respect to such matters as you may reasonably request.

               (h) The NASD, upon review of the terms of the public offering of the Stock and the Additional Stock, shall not have objected to the Underwriters' participation in such offering.

               (i) Prior to or on the Closing Date, the Company shall have entered into the Representatives' Warrant Agreement with the Representatives.

            Any certificate or other document signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company hereunder to the Underwriters as to the statements made therein. If any condition to the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date or any Additional Closing Date, as the case may be, is not so fulfilled, you may on behalf of the several Underwriters elect to terminate this Agreement or, if you so elect, in writing waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

            8. Indemnification and Contribution.

               (a) Subject to the conditions set forth below, the Company and the Selling Stockholders, jointly and severally, agree to indemnify and hold harmless each Underwriter, its officers, directors, stockholders, members, managers, partners, employees, agents, and counsel, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 8, but not be limited to, reasonable attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with

                   (i) any untrue statement or alleged untrue statement of a material fact contained

                   (A) in any Preliminary Prospectus, any Term Sheet, the Registration Statement or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or

                   (B) in any application or other document or communication (in this Section 8 collectively called an "application") executed by or on behalf of the Company or any Selling Stockholder or based upon written information furnished by or on behalf of the Company or any Selling Stockholder, filed in any jurisdiction in order to qualify any of the Securities under the "blue sky" or securities laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company as stated in Section 8(b) with respect to any Underwriter by or on behalf of such Underwriter through the Representatives expressly for inclusion in any Preliminary Prospectus, any Term Sheet, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or

                   (ii) any breach of any representation, warranty, covenant, or agreement of the Company or any Selling Stockholder contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

            If any action is brought against an Underwriter or any of its officers, directors, stockholders, members, managers, partners, employees, agents, or counsel, or any controlling persons of an Underwriter (an "indemnified party") in respect of which indemnity may be sought against the Company or any Selling Stockholder pursuant to the foregoing paragraph, such indemnified party or parties (the "indemnifying parties") shall promptly notify the parties against whom indemnification is sought in writing of the institution of such action (but the failure so to notify shall not relieve the indemnifying parties from any liability they may have pursuant to this Section 8(a) or otherwise) and the indemnifying parties shall promptly assume the defense of such action, including the employment of counsel (satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action or the indemnifying parties shall not have promptly employed counsel satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to one of the indemnifying parties, in any of which events such fees and expenses shall be borne by the indemnifying parties and the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, the indemnifying parties shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The indemnifying parties shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company and the Selling Stockholders agree promptly to notify the Underwriters of the commencement of any litigation or proceedings against the Company or any of its officers or directors or the Selling Stockholders in connection with the sale of the Stock or the Additional Stock, any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any application.

               (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, the Selling Stockholders, each director of the Company, each officer of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to the several Underwriters, but only with respect to statements or omissions, if any, made in any Preliminary Prospectus, the Registration Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application in reliance upon and in conformity with written information furnished to the Company as stated in this Section 8(b) with respect to any Underwriter by or on behalf of such Underwriter through the Representatives expressly for inclusion in the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be; provided, however, that the obligation of each Underwriter to provide indemnity under the provisions of this
Section 8(b) shall be limited to the amount which represents the product of the number of shares of Stock and Additional Stock underwritten by such Underwriter hereunder and the public offering price per share set forth on the cover page of the Prospectus. For all purposes of this Agreement, the amounts of the selling concession and re-allowance set forth in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for inclusion in any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time amended or supplemented), or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company, any Selling Stockholders, or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against any Underwriter pursuant to this Section 8(b), such Underwriter shall have the rights and duties given to the indemnifying parties and the Company, the Selling Stockholders, and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 8(a).

               (c) To provide for just and equitable contribution, if

                   (i) an indemnified party makes a claim for indemnification pursuant to Section 8(a), 8(b) or 8(c) (subject to the limitations thereof), but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or

                   (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company and the Selling Stockholder (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed the Registration Statement, and any controlling person of the Company, and any controlling person of any Selling Stockholder), on the one hand, and the Underwriters, in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, so that the Underwriters are responsible for the proportion thereof equal to the percentage which the underwriting discount per share set forth on the cover page of the Prospectus represents of the public offering price per share set forth on the cover page of the Prospectus and each of the Company and each Selling Stockholder, is jointly and severally responsible for the remaining portion; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company, the Selling Stockholders in the aggregate, and the Underwriters in the aggregate in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company, by the Selling Stockholders or by the Underwriters, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company, the Selling Stockholders and the Underwriters agree that it would be unjust and inequitable if the respective obligations of the Company, the Selling Stockholders and the Underwriters for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Underwriters and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 8(c). In no case shall any Underwriter be responsible for a portion of the contribution obligation imposed on all Underwriters in excess of its pro rata share based on the number of shares of Stock underwritten by it as compared to the number of shares of Stock underwritten by all Underwriters who do not default in their obligations under this Section 8(c). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 8(c), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act and
each officer, director, stockholder, member, manager, partner, employee, agent, and counsel of an Underwriter shall have the same rights to contribution as such Underwriter and each person, if any, who controls a Selling Stockholder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Selling Stockholder, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 8(c). Anything in this Section 8(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This
Section 8(c) is intended to supersede any right to contribution under the Act, the Exchange Act, or otherwise.

            9. Default by an Underwriter.

               (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Stock or Additional Stock hereunder, and if the number of shares of Stock or Additional Stock to which the defaults of all Underwriters in the aggregate relate does not exceed 10% of the number of shares of Stock or Additional Stock, as the case may be, which all Underwriters have agreed to purchase hereunder, then such shares of Stock or Additional Stock to which such defaults relate shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

               (b) If such defaults exceed in the aggregate 10% of the number of shares of Stock or Additional Stock, as the case may be, which all Underwriters have agreed to purchase hereunder, you may in your discretion arrange for yourself or for another party or parties to purchase such shares of Stock or Additional Stock, as the case may be, to which such default relates on the terms contained herein. If you do not arrange for the purchase of such shares of Stock or Additional Stock, as the case may be, within one business day after the occurrence of defaults relating to in excess of 10% of the Stock or the Additional Stock, as the case may be, then the Company and the Selling Stockholders (with respect to the Stock) and the Company (with respect to the Additional Stock) shall be entitled to a further period of one business day within which to procure another party or parties satisfactory to you to purchase such shares of Stock or Additional Stock, as the case may be, on such terms. If you or the Company and the Selling Stockholders do not arrange for the purchase of the Stock or Additional Stock, as the case may be, to which such defaults relate as provided in this Section 9(b), this Agreement may be terminated by you or by the Company or by the Selling Stockholders without liability on the part of the Company or the Selling Stockholders (except that the provisions of Sections 6, 8, 10, and 13 shall survive such termination) or the several Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company and the Selling Stockholders for any damages occasioned by its default hereunder.

               (c) If the shares of Stock or Additional Stock to which such defaults relate are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you, the Company or the Selling Stockholders (with respect to the Stock) or you or the Company (with respect to the Additional Stock) shall have the right to postpone the Closing Date or the Additional Closing Date, as the case may be, for a reasonable period but not in any event more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements with respect to the Stock or the Additional Stock, and the Company agrees to prepare and file promptly any amendment or supplement to the Registration Statement or the Prospectus which in the opinion of counsel for the Underwriters may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 as if such party had originally been a party to this Agreement and had been allocated the number of shares of Stock and Additional Stock actually purchased by it as a result of its original commitment to purchase Stock and Additional Stock and its purchase of shares of Stock or Additional Stock pursuant to this Section 9.

            10. Representations and Agreements to Survive Delivery. All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the Closing Date and any Additional Closing Date, and such representations, warranties, covenants, and agreements of the Underwriters, and the Company and the Selling Stockholders, including the indemnity and contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any indemnified person, or by or on behalf of the Company, the Selling Stockholders, or any person or entity which is entitled to be indemnified under Section 8(b), and shall survive termination of this Agreement or the delivery and the payment of the Stock and the Additional Stock to the several Underwriters. In addition, the provisions of Sections 5(a)(i), 6, 8, 10, 11, and 13 shall survive termination of this Agreement, whether such termination occurs before or after the Closing Date or any Additional Closing Date.

            11. Effective Date of This Agreement and Termination Thereof.

               (a) This Agreement shall become effective at 9:30 a.m., New York City time, on the first full business day following the day on which the Registration Statement becomes effective or at the time of the public offering by the Underwriters of the Stock, whichever is earlier. The time of the public offering shall mean the time, after the Registration Statement becomes effective, of the release by you for publication of the first newspaper advertisement which is subsequently published relating to the Stock or the time, after the Registration Statement becomes effective, when the Stock is first released by you for offering by the Underwriters or dealers by letter or telegram, whichever shall first occur. The Representatives or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except as noted below in this Section 11, by giving the notice indicated in Section 12 before the time this Agreement becomes effective.

               (b) In addition to the right to terminate this Agreement pursuant to Sections 7 and 9 hereof, you shall have the right to terminate this Agreement at any time prior to the Closing Date or any Additional Closing Date, as the case may be, by giving notice to the Company if any domestic or international event, act, or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the securities markets; or if there shall have been a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market's National Market System, the Nasdaq Stock Market's SmallCap Market, or in the over-the-counter market; or if there shall have been an outbreak of major hostilities or other national or international calamity; or if a banking moratorium has been declared by a state or federal authority; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material interruption in the mail service or other means of communication within the United States; or if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, labor dispute, legal or governmental proceeding or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the offering, sale, or delivery of the Stock or the Additional Stock, as the case may be; or if there shall have been such material adverse change in the condition of the Company, or such change in the market for securities in general or in political, financial, or economic conditions as in your judgment makes it inadvisable to proceed with the offering, sale, and delivery of the Stock or the Additional Stock, as the case may be, on the terms contemplated by the Prospectus.

               (c) If you elect to prevent this Agreement from becoming effective, as provided in this Section 11, or to terminate this Agreement pursuant to Section 7, 9, or this Section 11, you shall notify the Company promptly by telephone, facsimile transmission, telex, or telegram, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, as provided in this Section 11, or if the Company elects to terminate this Agreement pursuant to Section 9 of this Agreement, the Company shall notify you promptly by telephone, facsimile transmission, telex, or telegram, confirmed by letter.

               (d) Notwithstanding anything in this Agreement to the contrary other than Section 11(e) hereof, if this Agreement shall not become effective by reason of an election pursuant to this Section 11 or if this Agreement shall terminate or shall otherwise not be carried out within the time specified herein by reason of any failure on the part of the Company or any Selling Stockholder to perform any covenant or agreement or satisfy any condition of this Agreement by it or him to be performed or satisfied, the sole liability of the Company and the Selling Stockholders to the several Underwriters, in addition to the obligations the Company and the Selling Stockholders assumed pursuant to Section 6, will be to reimburse promptly the Representatives upon presentation to the Company and the Selling Stockholders of a statement of account of all other expenses incurred by the Representatives with regard to preparation for the initial public offering or incurred by the Underwriters in connection with the initial public offering, including, but not be limited to, out-of-pocket expenses, fees and disbursements of their counsel and travel costs, up to a maximum of $50,000.

               (e) Notwithstanding any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Sections 5(a)(i), 6, 8, 10, and 13 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

            12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered or transmitted via facsimile transmission, telex or telegraph and confirmed by letter, to such Underwriter, to Kaufman Bros., 800 Third Avenue - 25th Floor, New York, New York 10022, Fax
(212) 292-8101, Attention: Corporate Finance Department; or if sent to the Company or any Selling

Stockholder, shall be mailed, delivered or transmitted via facsimile transmission, telex or telegraph and confirmed by letter to CallNOW.com, Inc., 50 Broad Street, New York, NY 10004 Fax (212) 686-3807, Attention: Chief Executive Officer. All notices hereunder shall be effective upon receipt by the party to which it is addressed.

            13. Parties. You represent that you are authorized to act on behalf of the several Underwriters named in Schedule I hereto, and the Company and the Selling Stockholders shall be entitled to act and rely on any request, notice, consent, waiver, or agreement purportedly given on behalf of the Underwriters when the same shall have been given by you on such behalf. Each Selling Stockholder represents that the Escrow Agent is authorized to act on such Selling Stockholder's behalf, and the Underwriters and the Company shall be entitled to act and rely upon any request, notice, consent, waiver, or agreement purportedly given on behalf of such Selling Stockholder when the same shall have been given by the Escrow Agent. This Agreement shall inure solely to the benefit of, and shall be binding upon, the several Underwriters, the Selling Stockholders, the Company and the persons and entities referred to in Section 8 who are entitled to indemnification or contribution, and their respective successors, legal representatives, and assigns (which shall not include any buyer, as such, of the Stock or the Additional Stock), and no other person shall have or be construed to have any legal or equitable right, remedy, or claim under or in respect of or by virtue of this Agreement or any provision herein contained. Notwithstanding anything contained in this Agreement to the contrary, all of the obligations of the Underwriters hereunder are several and not joint.

            14. Construction. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to conflict of laws. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

            15. Consent to Jurisdiction. The Company and the Selling Stockholders irrevocably consent to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument. In any such action or proceeding, the Company and the Selling Stockholders waive personal service or any summons, complaint or other process and agrees that service thereof may be made in accordance with Section
12. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the Company and the Selling Stockholders shall appear or answer such summons, complaint or other process. Should the Company or the Selling Stockholders fail to appear or answer within such 30 day period or such extended period, as the case may be, the Company or the Selling Stockholders, as the case may be, shall be deemed in default and judgement may be entered against the Company or the Selling Stockholders, as the case may be, for the amount as demanded in any summons, complaint or other process so served.

            If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                Very truly yours,

                                CALLNOW.COM, INC.

                                By:___________________________________________
                                       Christian Bardenheuer Chairman
                                        Chief Executive Officer

                                [ESCROW AGENT]

                                By:___________________________________________
                                       Name:
                                        Title:


Accepted as of the date first above written.
New York, New York

KAUFMAN BROS., L.P.
JOHN G. KINNARD & CO.

BY: KAUFMAN BROS., L.P.

By: ____________________, its
General Partner

By: _____________________________
Name:
Title:

On behalf of themselves and the other several
Underwriters names in Schedule I hereto.

                                   SCHEDULE I

                                                       Number of Shares of
                                                       Stock to be Purchased
            Underwriter                                from the Company
            Kaufman Bros., L.P.
            John G. Kinnard & Co., L.P.




                          TOTAL                              4,000,000
                                                             ==========

                                   SCHEDULE II

                                                       Number of Shares of
                                                       Stock to be Purchased
                                                       from the Selling
             Selling Stockholder                       Stockholder
             -------------------                       ---------------------



                          TOTAL                               164,891
                                                              =======